Exhibit 21

Subsidiaries of

LEXMARK INTERNATIONAL, INC.

Subsidiaries	State or Country of Incorporation
CEEmark-CS Ltd	Jersey
CEEmark Limited	Jersey
Foxray Research and Development AG	Germany
Lexington Care, LLC	Delaware
Lexington Tooling Corporation	Delaware
Lexmark Asia Pacific Corporation, Inc.	Delaware
Lexmark Bilgi Islem Urunleri Ticaret Limited Sirketi	Turkey
Lexmark Canada, Inc.	Canada
Lexmark Deutschland GmbH	Germany
Lexmark Espana, L.L.C.	Delaware
Lexmark Espana, L.L.C. & Cia, S.C.	Spain
Lexmark Europe Holding Company I, LLC	Delaware
Lexmark Europe Holding Company, II, LLC	Delaware
Lexmark Europe S.A.R.L.	France
Lexmark Europe Trading Corporation, Inc.	Delaware
Lexmark Financial Services, LLC	Delaware
Lexmark Government Solutions, LLC	Delaware
Lexmark Handelsgesellschaft m.b.H.	Austria
Lexmark Internacional, S.A. de C.V.	Mexico
Lexmark Internacional Servicios, S. de R.L. de C.V.	Mexico
Lexmark International Africa Sarl	Morocco
Lexmark International Algeria Sarl	Algeria
Lexmark International (Asia) S.A.R.L.	Switzerland
Lexmark International (Australia) Pty Ltd	Australia
Lexmark International BH d.o.o.	Bosnia
Lexmark International Bulgaria EOOD	Bulgaria
Lexmark International B.V.	Netherlands
Lexmark International (China) Limited	China
Lexmark International CRT d.o.o.	Croatia
Lexmark International (Czech) s.r.o.	Czech Republic
Lexmark International de Argentina, Inc.	Delaware
Lexmark International de Chile Ltda	Chile
Lexmark International de Mexico, S de RL de CV	Mexico
Lexmark International de Peru, SRL	Peru
Lexmark International de Uruguay S.A.	Uruguay
Lexmark International do Brasil Ltda.	Brazil
Lexmark International Egypt Ltd.	Egypt
Lexmark International Financial Services Company Ltd.	Ireland
Lexmark International (India) Private Limited	India
Lexmark International Investment Corporation	Delaware
Lexmark International, K.K.	Japan
Lexmark International Ltd.	U.K.
Lexmark International (Malaysia) Sdn. Bhd.	Malaysia
Lexmark International Middle East FZ-LLC	Dubai
Lexmark International Polska Sp.Z.o.o	Poland
Lexmark International (Portugal) Servicos de Assistencia e Marketing, Unipessoal, Lda.	Portugal
Lexmark International Puerto Rico	Puerto Rico

Lexmark International RS d.o.o.	Serbia
Lexmark International Rus LLC.	Russia
Lexmark International S.A.	Belgium
Lexmark International Saudi Arabia LLC	Saudi Arabia
Lexmark International S.A.S.U.	France
Lexmark International SCI	France
Lexmark International (Singapore) Pte Ltd	Singapore
Lexmark International (Slovakia) s.r.o.	Slovakia
Lexmark International South Africa (Pty) Limited	South Africa
Lexmark International S.r.l.	Italy
Lexmark International Technology Hungaria Kft	Hungary
Lexmark International Technology Romania Srl	Romania
Lexmark International Technology S.A.	Switzerland
Lexmark International Trading Corp.	Delaware
Lexmark Magyarország Kft	Hungary
Lexmark Mexico Holding Company, Inc.	Delaware
Lexmark Nordic, L.L.C.	Delaware
Lexmark Operaciones Mexico, S. de R.L de C.V.	Mexico
Lexmark Information Technology (China) Company Ltd	China
Lexmark Receivables Corporation	Delaware
Lexmark Research & Development Corporation	Philippines
Lexmark S.A. (Korea) Ltd.	Korea
Lexmark (Schweiz) AG	Switzerland
Pallas Athena Caribbean B.V.	Curacao
Perceptive Software Deutschland GmbH	Germany
Perceptive Software, LLC	Delaware
Perceptive Software R&D B.V.	Netherlands
Perceptive Software USA, Inc.	Delaware
ReadSoft AB	Sweden
ReadSoft AG	Germany
ReadSoft AG	Switzerland
ReadSoft AS	Denmark
ReadSoft Asia	Malaysia
ReadSoft B.V.	Netherlands
ReadSoft Development AS	Denmark
ReadSoft Espana S.L.	Spain
ReadSoft Expert Systems AB	Sweden
ReadSoft Financial AB	Sweden
ReadSoft Inc.	Illinois
ReadSoft Latvia SIA	Latvia
ReadSoft Ltd.	United Kingdom
ReadSoft Ltda	Brazil
ReadSoft Norge AS	Norway
ReadSoft Oy	Finland
ReadSoft Pty Ltd.	Australia
ReadSoft S.A.	Chile
ReadSoft SAS	France
ReadSoft Software Services AB	Sweden
ReadSoft Southern Africa (Pty) Ltd.	South Africa
ReadSoft sp z.o.o	Poland
ReadSoft Sverige AB	Sweden
ReadSoft US Solutions Lab, Inc.	North Carolina
Saperion Ltd	U.K.